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                                                                       Exhibit 9

                     BROWN, WOOD, IVEY, MITCHELL & PETTY

                One World Trade Center, New York, N.Y. 10048

                                212-839-5300

 555 California Street             -----                 1000 Ashley Drive
San Francisco, CA 94104        Telex: 127324           Tampa, Florida 33602

Telephone:  415-398-3909   Cable Address: BROWOODLAW  Telephone: 813-223-9600
Telecopier: 415-397-4621    Telecopier: 212-839-5599          ------

                                                   1001 Connecticut Avenue, N.W.
                                                       Washington, D.C. 20036

                                                       Telephone:  202-887-9175
                                                       Telecopier: 202-833-2031



                                    April 19, 1984

CBA Money Fund
633 Third Avenue
New York, New York 10017

Gentlemen:

        We have acted as counsel for CBA Money Fund, a trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), in connection with the organization of the Fund, its registration as an open-end investment company under the Investment Company Act 1940 and the registration of an indefinite number of its shares of beneficial interest, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1A (Form No. 2-82766), as amended (the "Registration Statement").

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Restated Declaration of Trust of the Fund, as amended, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                        Very truly yours,

                                        Brown, Wood, Ivey, Mitchell & Petty